Exhibit 1.1

Execution Version

Copano Energy, L.L.C.

Copano Energy Finance Corporation

and

The Guarantors Listed on Schedule 2

$150,000,000

7.125% Senior Notes due 2021

UNDERWRITING AGREEMENT

dated February 2, 2012

UNDERWRITING AGREEMENT

February 2, 2012

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

As representatives of the several Underwriters listed on Schedule 1 hereto

c/o Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), and Copano Energy Finance Corporation, a Delaware corporation (“FinCo”), propose to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $150,000,000 aggregate principal amount of their 7.125% Senior Notes due 2021 (the “Notes”). The Company and FinCo are referred to collectively as the “Issuers.” The Notes will be issued pursuant to an Indenture dated as of April 5, 2011 (the “Base Indenture”) among the Company, FinCo, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 5, 2011 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of April 6, 2011, (the “Second Supplemental Indenture” and the Base Indenture, as so supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”). The Notes constitute “Additional Notes” (as defined in Section 2.01 of the First Supplemental Indenture) under the First Supplemental Indenture. The Issuers have previously issued $360,000,000 aggregate principal amount of their 7.125% Senior Notes due 2021 (the “Existing Notes”) under the Indenture. Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Notes will have terms identical to the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of debt securities for all purposes under the Indenture.

The Issuers and the Guarantors are referred to collectively as the “Copano Parties.” FinCo and the Guarantors, together with Webb/Duval Gatherers, a Texas general partnership (“Webb/Duval”), Southern Dome, LLC, a Delaware limited liability company (“Southern Dome”), Bighorn Gas Gathering, L.L.C., a Delaware limited liability company (“Bighorn”), Fort Union Gas Gathering, L.L.C., a Delaware limited liability company (“Fort Union”), Liberty Pipeline Group, LLC (“Liberty Pipeline”), a Delaware limited liability company, and Eagle Ford Gathering LLC, a Delaware limited liability company (“Eagle Ford Gathering”) and Double Eagle Pipeline, LLC, a Delaware limited liability company (“Double Eagle”), are referred to collectively as the “Subsidiaries.”

The Copano Parties hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:

1. Registration Statement. The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-162821), including a prospectus, relating to securities to be issued from time to time by the Issuers, including the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 2, 2012, and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex D hereto as constituting part of the Time of Sale Information.

The Copano Parties acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Copano Parties with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Copano Parties or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Copano Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Copano Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriters shall have any responsibility or liability to the Copano Parties with respect thereto. Any review by the Representatives or any Underwriters of the Copano Parties and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Copano Parties or any other person.

2. Purchase of the Notes by the Underwriters.

(a) The Issuers agree to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 100.25% of the principal amount thereof plus accrued interest from October 1, 2011. The Issuers will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Issuers understand that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Information.

(c) The Issuers acknowledge and agree that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(d) Payment for and delivery of the Notes will be made at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002 at 9:00 a.m., Houston time, on February 7, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(e) Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Issuers. The Global Note will be made available for inspection by the Representatives or counsel for the Representatives not later than 5:00 P.M., Houston time, on the business day prior to the Closing Date.

3. Representations and Warranties. Each of the Issuers and the Guarantors, jointly and severally, hereby represents and warrants to each Underwriter as set forth below:

(a) Registration Statement. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than the date that is three years prior to the Closing Date (as defined in Section 2) and is effective under the Securities Act; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuers, threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

(b) Status as “Well-Known Seasoned Issuer.” The Company was (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time either Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption of Rule 163, a “well-known seasoned issuer” (as defined in Rule 405).

(c) No Omissions or Material Misstatements. (i) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in any Preliminary Prospectus or the Prospectus complied, and any further documents so incorporated will comply, when so filed in all material respects with the Exchange Act; (ii) the Registration Statement, as of its effective time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each of the Registration Statement, when it became effective, and the Prospectus, as of its date and as of the Closing Date (as defined in Section 2) as then amended or supplemented, complied or will comply, as the case may be, in all material respects with the Securities Act, (iv) the Preliminary Prospectus, at the time of filing thereof, does not, and the Time of Sale Information, at the Time of Sale when the Prospectus is not yet available to prospective purchasers, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each free writing prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act) does not and at the Closing Date will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Preliminary Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, any free writing prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Issuers in writing by or on behalf of such Underwriter through you expressly for use therein.

(d) Free Writing Prospectus. Neither Issuer is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Issuers are required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Issuers have filed, or are required to file, pursuant to Rule 433(d) under the Securities Act or any free writing prospectus that was prepared by or on behalf of or used or referred to by the Issuers (an “Issuer Free Writing Prospectus”) complies or will comply in all material respects with the requirements of the Securities Act. Except for the free writing prospectuses, if any, identified in Annex D hereto forming part of the Time of Sale Information, and electronic road shows, if any, each furnished to you before first use, the Issuers have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) Formation and Qualification. Each of the Company and the Subsidiaries (except for Webb/Duval with respect to good standing) has been duly formed and is validly existing in good standing under the laws of its jurisdiction of formation, and is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company, limited partnership or general partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole or (ii) prevent or materially interfere with the ability of the Copano Parties to consummate the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”). Each of the Company and the Subsidiaries has all corporate, limited liability company, limited partnership or general partnership, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date and to conduct its business as currently conducted or as to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus.

(f) Authority to Act as General Partner. Each of the Company’s direct or indirect subsidiaries set forth under the heading “General Partner” on Annex C attached hereto has all necessary limited liability company power and authority to act as general partner of each of the subsidiaries set forth opposite its name under the heading “Limited Partnerships” on Annex C attached hereto.

(g) Ownership of Subsidiaries. The Company directly or indirectly owns 100% of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of the Subsidiaries (excluding Webb/Duval, Southern Dome, Big Horn, Fort Union, Liberty Pipeline, Eagle Ford Gathering and Double Eagle,

as to which the Company owns a 62.5% partnership interest, a majority limited liability company interest, a 51% limited liability company interest, a 37.04% limited liability company interest, a 50% limited liability company interest, a 50% limited liability company interest and a 50% limited liability company interest, respectively), in each case free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to (i) the Second Amended and Restated Credit Agreement dated as of June 10, 2011 among the Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, BNP Paribas and Royal Bank of Canada as Co-Documentation Agents, and the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Securities, Inc. and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Book Managers (the “Credit Agreement”). Such capital stock, limited liability company interests or limited partnership interests, as the case may be, have been duly authorized and validly issued and are fully paid (to the extent required under such Subsidiary’s applicable constituent documents) and non-assessable (except as such nonassessability may be affected by: (A) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, (B) Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), in the case of a Delaware limited partnership, (C) Sections 153.102, 153.103, 153.202 and 153.210 of the Texas Business Organizations Code (the “TBOC”), in the case of a Texas limited partnership, (D) Section 101.206 of the TBOC, in the case of a Texas limited liability company or (E) or Section 2031 of the Oklahoma Limited Liability Company Act, in the case of an Oklahoma limited liability company.

(h) No Other Subsidiaries. Other than its ownership interests in the Subsidiaries, the Company does not own and at the Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.

(i) Capitalization. As of September 30, 2011, the Company had or would have had, on the consolidated historical and as adjusted basis indicated in the Preliminary Prospectus, the Time of Sale Information and the Prospectus, a capitalization as set forth therein under the heading “Capitalization.”

(j) Authority and Authorization. The Copano Parties have full right, power and authority to execute and deliver this Agreement and the Notes and to perform their respective obligations hereunder and thereunder and under the Indenture (including each Guarantee set forth therein); and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Notes and the Indenture (including each Guarantee set forth therein) and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) The Notes. The Notes have been duly authorized by each of the Issuers and, when duly executed by the Issuers in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee in the manner provided for in the Indenture, upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms; provided that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(l) The Guarantees. The Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed by the Issuers and authenticated by the Trustee in the manner provided for in the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms; provided that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(m) The Indenture. Each of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture has been duly authorized by each of the Copano Parties party thereto and has been validly executed and delivered by each of the Copano Parties party thereto and, assuming due authorization and execution by the Trustee, the Indenture constitutes a valid and binding agreement of each of the Copano Parties, enforceable against each of them in accordance with its terms; provided that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act.

(n) Description of the Securities and the Indenture. The Securities, the Indenture and this Agreement do or will, as applicable, conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(o) Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Copano Parties and constitutes a valid and binding agreement of each of the Copano Parties.

(p) Limited Liability Company Agreement. Each of the Fourth Amended and Restated Limited Liability Company Agreement of the Company and Amendment No. 1 thereto (as so amended, the “Limited Liability Company Agreement”) has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(q) Operating Agreements. The limited liability company agreement (excluding the Limited Liability Company Agreement), limited partnership agreement or other operating agreement, as applicable, of each of the Copano Parties (collectively with the Limited Liability Company Agreement, the “Operating Agreements” and collectively with the certificates of incorporation, certificates of formation, other charter documents and bylaws of the Copano Parties, the “Operating Documents”) have been duly authorized, executed and delivered by the Copano Parties that are parties thereto, as applicable, and are valid and legally binding agreements of the respective parties thereto, enforceable against the respective parties thereto in accordance with their terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(r) No Conflicts. None of the offering, issuance and sale of the Notes and the Guarantees by the Issuers and the Guarantors, respectively, the execution, delivery and performance of the Notes, or this Agreement, the performance of the Indenture (including each Guarantee set forth therein) by the Copano Parties or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the Operating Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties in a proceeding to which any of them or their property is or was a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries (other than liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s) No Consents. Except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Notes by the Underwriters, (ii) such consents that have been, or prior to the Closing Date, will have been obtained and (iii) such consents that, if not obtained, could not reasonably be expected to prevent or materially interfere with the ability of the Copano Parties to consummate the transactions contemplated hereby, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the Copano Parties or any of their respective properties is required in connection with: (A) the offering, issuance and sale of the Securities by the Copano Parties in the manner contemplated herein or in the Time of Sale Information or the Prospectus, (B) the execution, delivery and performance of this Agreement and the Notes by the Copano Parties, (C) the performance of the Indenture (including each Guarantee set forth therein) by the Copano Parties or (D) the consummation by the Copano Parties of the transactions contemplated hereby or thereby.

(t) No Default. None of the Copano Parties (i) is in violation of its applicable Operating Documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Copano Parties without independent investigation, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Copano Parties is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default could, if continued, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this representation, “to the knowledge of the Copano Parties” is limited to matters within the actual knowledge of the Company’s President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Executive Vice President, General Counsel and Secretary or Senior Vice President, Controller and Principal Accounting Officer.

(u) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Copano Parties taken as a whole, (ii) any transaction that is material to the Copano Parties taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Copano Parties that is material to the Copano Parties taken as a whole, (iv) any change in the capital stock, membership or other equity interests or outstanding indebtedness of any of the Copano Parties that is material to the Copano Parties taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of, or in respect of membership or partnership interests in, the Copano Parties, except for dividends or distributions made or paid to the Copano Parties.

(v) Preparation of the Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary historical financial and operating information set forth or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is presented fairly in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The other financial and statistical data contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus (and any amendment or supplement thereto) are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and its Subsidiaries. The Copano Parties do not have any (i) off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act, or (ii) other liabilities or obligations, direct or contingent, that are material to the Company and its Subsidiaries taken as a whole that are not described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act.

(w) Independent Registered Public Accounting Firms. Deloitte & Touche LLP, which expressed its opinion with respect to certain financial statements of the Company included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) is, or was at the time of such opinion with respect to the financial statements, an independent registered public accounting firm within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(x) Title to Real Property. Each of the Copano Parties has good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus as owned by such Copano Party, free and clear of all (i) liens and security interests except liens or security interests arising under or securing indebtedness incurred under the Credit Agreement or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus, (2) such as do not materially affect the value of such property taken as a whole or (3) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus; provided that, with respect to any real property and buildings held under lease by any of the Copano Parties, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Copano Parties taken as a whole as they have been used in the past as described in the Registration Statement, Preliminary Prospectus and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(y) Insurance. The Copano Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Copano Parties has received notice from any insurer or agent of such insurer that substantial capital improvements (relating to the Company and its subsidiaries on a consolidated basis) or other substantial expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(z) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Copano Parties, threatened or contemplated to which any of the Copano Parties is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Global Select Market (the “NASDAQ”)) that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus but are not described as required or that, if resolved adversely to any of the Copano Parties, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(aa) No Other Agreements. There are no agreements, contracts, indentures, leases or other instruments that are required by the Securities Act to be (i) described in the Registration Statement, the Preliminary Prospectus or the Prospectus or (ii) filed as exhibits to the Registration Statement that have not been described or filed as required.

(bb) No Labor Disputes. No labor dispute with the employees of any of the Copano Parties exists or, to the knowledge of the Copano Parties, is imminent or threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any of the Copano Parties, on the one hand, and the directors, officers, members, partners, equityholders, customers or suppliers of any of the Copano Parties, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Copano Parties to or for the benefit of any of the officers or directors of any of the Copano Parties or their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus. None of the Copano Parties has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any of the Copano Parties.

(dd) Sarbanes-Oxley Act of 2002. The Company and its officers and directors are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder.

(ee) Tax Returns. Each of the Copano Parties has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ff) Books and Records. Each of the Copano Parties (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual report on Form 10-K filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established.

(hh) Internal Controls. Since the end of the period covered by the Company’s most recent annual report on Form 10-K filed with the Commission, none of the Copano Parties have been advised of (A) any significant deficiency in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except for improvements and new procedures implemented as part of the Company’s review of its internal controls.

(ii) Environmental Compliance. The Copano Parties (i) are in compliance with applicable federal, state and local laws and regulations relating to the protection of human health, safety, or the environment and natural resources or imposing liability or standards of conduct concerning any generation, manufacture, processing, use, storage, treatment, disposal, release, threatened release, discharge, or emission of Hazardous Materials (as defined below) into the indoor or outdoor environment or any exposure to Hazardous Materials (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and

Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any asbestos containing materials or polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(jj) Permits. Each of the Copano Parties has, and at the Closing Date, will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectus and the Prospectus, subject to such qualifications as may be set forth therein and except for such permits which, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, each of the Copano Parties has, and at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, none of such permits contains, or at the Closing Date will contain, any restriction that is materially burdensome to the Copano Parties considered as a whole.

(kk) No Distribution. The Copano Parties have not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Time of Sale Information and the Prospectus, in each case as contemplated by this Agreement.

(ll) Investment Company. None of the Copano Parties is now, and after the sale of the Notes to be sold by the Issuers hereunder and the application of the net proceeds from such sale as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(mm) No Stabilization Activities. None of the Copano Parties has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of either Issuer to facilitate the sale or resale of the Notes.

(nn) Statistical and Market Data. Nothing has come to the attention of the Copano Parties that has caused any of them to believe that the statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo) Anti-Corruption. None of the Company nor any of its Subsidiaries or affiliates, nor any director, officer, or employee, nor, to the knowledge of the Copano Parties, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(pp) Compliance with Anti-Money Laundering Laws. The operations of the Copano Parties are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Copano Parties conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Copano Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Copano Parties, threatened.

(qq) OFAC.

(i) Neither the Company nor any of its Subsidiaries or , to the knowledge of the Copano Parties, any director, officer, employee, agent, affiliate or representative of the Company and its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Copano Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Copano Parties have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr) XBRL. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by an officer of any of the Copano Parties and delivered to the Underwriters or counsel to the Underwriters shall be deemed a representation and warranty by such Copano Party to the Underwriters as to the matters set forth therein.

4. Further Agreements of the Copano Parties. The Copano Parties jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Issuers will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus, including the Term Sheet substantially in the form of Annex E hereto, to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuers will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters as soon as practicable following the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Issuers will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Issuers will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Issuers will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuers of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Issuers will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuers will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that none of the Copano Parties shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. Each Issuer will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, none of the Copano Parties will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by any of the Copano Parties and having a tenor of more than one year.

(j) Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) No Stabilization. None of the Copano Parties will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(l) Record Retention. The Issuers will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter severally represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act, other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex D or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuers in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex E hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuers if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Copano Parties of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Copano Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Copano Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its Subsidiaries, the Notes or any other debt or preferred unit issued or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt or preferred unit issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(u) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each of the Copano Parties who has specific knowledge of such Copano Party’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Copano Parties in this Agreement are true and correct and that the Copano Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of Counsel for the Issuers. Vinson & Elkins L.L.P., counsel for the Issuers, shall have furnished to the Representatives, at the request of the Issuers, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(h) Opinion of General Counsel for the Company. Douglas L. Lawing, Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives, at the request of the Issuers, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(i) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Indenture; Notes; Guarantees. The Issuers shall have executed and delivered the Notes and the Guarantors shall have issued the Guarantees.

(m) Additional Documents. On or prior to the Closing Date, the Copano Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.	Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Copano Parties jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, officers and selling agents, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of such Underwriter who has, or who is alleged to have, participated in the distribution of Securities as an Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with defending or investigating any such suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Copano Parties Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Copano Parties, each of their respective directors, each of their officers who signed the Registration Statement and each person, if any, who controls any of the Copano Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages and liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following statements contained in the Preliminary Prospectus and the Prospectus: (i) the sentence regarding delivery of the Notes on the cover page and (ii) under the heading “Underwriting,” (A) the sentences related to concessions and (B) the paragraph related to stabilization.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Copano Parties, their respective directors and officers who signed the Registration Statement and any control persons of the Copano Parties shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into (A) more than 60 days after receipt by the Indemnifying Person of such request and (B) more than 30 days after receipt by the Indemnifying Person of the terms of the proposed settlement and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Copano Parties on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Copano Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Copano Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Copano Parties on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Copano Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Copano Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuers, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or NASDAQ; (ii) trading of the Company’s common units shall have been suspended on any exchange; (iii) a material disruption in securities settlement, payment or clearance services in the United States that reasonably could be expected to affect the settlement of the Securities shall have occurred; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Underwriters may be necessary in the Registration Statement and the

Prospectus or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Copano Parties, except that the Copano Parties will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Copano Parties or any non-defaulting Underwriter for damages caused by its default.

10.	Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Copano Parties jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement and the Indenture;

(iv) the fees and expenses of counsel for the Copano Parties and independent accountants for the Company; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) all expenses incurred by the Copano Parties in connection with any “road show” presentation to potential investors and (x) all other costs and expenses incident to the performance of the obligations of the Copano Parties hereunder for which provision is not otherwise made in this Section 10. It is understood, however, that except as provided in this Section 10 or in Section 7, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by it and any advertising expenses connected with any offers it may make.

(b) If this Agreement is terminated by the Underwriters because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied, because of any termination pursuant to Section 8(ii) hereof, or because of any failure, refusal or inability on the part of the Copano Parties to comply with the terms or fulfill any of the conditions of this Agreement other than by reason of a default of the Underwriters, then each of the Copano Parties jointly and severally agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

11. Research Analyst Independence. The Copano Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuers and/or the offering that differ from the views of their respective investment banking divisions. The Copano Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Copano Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Copano Parties by such Underwriters’ investment banking divisions. The Copano Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Copano Parties and the Underwriters contained in this Agreement or made by or on behalf of the Copano Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Copano Parties or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, North Carolina 28202 (fax: (704) 383-9165); Attention: Transaction Management Department. Notices to the Copano Parties shall be given to them at Copano Energy, L.L.C., 2727 Allen Parkway, Suite 1200, Houston, Texas 77019 (fax: 713-621-9545); Attention: Douglas Lawing.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related hereto shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

COPANO ENERGY, L.L.C.

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO ENERGY FINANCE CORPORATION

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

GUARANTORS

ACP TEXAS, L.L.C.
ALAMO CREEK PROPERTIES, L.L.C.
CANTERA GAS COMPANY LLC
CMW ENERGY SERVICES, L.L.C.
COPANO EAGLE FORD LLC
COPANO ENERGY SERVICES (TEXAS) GP, L.L.C.
COPANO ENERGY SERVICES GP, L.L.C.
COPANO ENERGY/MID-CONTINENT, L.L.C.
COPANO ENERGY/ROCKY MOUNTAINS, L.L.C.
COPANO FIELD FACILITIES/ROCKY MOUNTAINS, LLC
COPANO FIELD SERVICES GP, L.L.C.
COPANO FIELD SERVICES/CENTRAL GULF COAST GP, L.L.C.
COPANO FIELD SERVICES/NORTH TEXAS, L.L.C.
COPANO FIELD SERVICES/ROCKY MOUNTAINS, LLC
COPANO LIBERTY, LLC
COPANO NATURAL GAS/ROCKY MOUNTAINS, LLC
COPANO NGL SERVICES (MARKHAM), L.L.C.
COPANO NGL SERVICES GP, L.L.C.
COPANO PIPELINES (TEXAS) GP, L.L.C.
COPANO PIPELINES GP, L.L.C.
COPANO PIPELINES/NORTH TEXAS, L.L.C.
COPANO PIPELINES/ROCKY MOUNTAINS, LLC
COPANO DOUBLE EAGLE LLC
COPANO PROCESSING GP, L.L.C.
COPANO PROCESSING/LOUISIANA, LLC
COPANO/RED RIVER GATHERING GP, L.L.C.
COPANO/WEBB-DUVAL PIPELINE GP, L.L.C.
CPNO SERVICES GP, L.L.C.
ESTES COVE FACILITIES, L.L.C.
GREENWOOD GATHERING, L.L.C.
NUECES GATHERING, L.L.C.
RIVER VIEW PIPELINES, L.L.C.
SCISSORTAIL ENERGY, LLC
HARRAH MIDSTREAM LLC

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

COPANO PROCESSING, L.P.

BY	COPANO PROCESSING GP, L.L.C.,
GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO NGL SERVICES, L.P.

BY	COPANO NGL SERVICES GP, L.L.C.,
GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

CHC LP HOLDINGS, L.L.C.
COPANO HOUSTON CENTRAL, L.L.C.
COPANO PIPELINES GROUP, L.L.C.
COPANO/RED RIVER GATHERING LP HOLDINGS, L.L.C.
CPG LP HOLDINGS, L.L.C.
CPNO SERVICES LP HOLDINGS, L.L.C.
CWDPL LP HOLDINGS, L.L.C.

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO GENERAL PARTNERS, INC.

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

COPANO FIELD SERVICES/AGUA DULCE, L.P.
COPANO FIELD SERVICES/COPANO BAY, L.P.
COPANO FIELD SERVICES/KARNES, L.P.
COPANO FIELD SERVICES/LIVE OAK, L.P.
COPANO FIELD SERVICES/SOUTH TEXAS, L.P.
COPANO FIELD SERVICES/UPPER GULF COAST, L.P.

BY	COPANO FIELD SERVICES GP, L.L.C.,
GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO PIPELINES/HEBBRONVILLE, L.P.
COPANO PIPELINES/SOUTH TEXAS, L.P.
COPANO PIPELINES/UPPER GULF COAST, L.P.

BY	COPANO PIPELINES GP, L.L.C.,
GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO PIPELINES/TEXAS GULF COAST, L.P.

BY	COPANO PIPELINES (TEXAS) GP, L.L.C.,
GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P.

BY	COPANO FIELD SERVICES/CENTRAL GULF COAST GP, L.L.C.,
GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO ENERGY SERVICES/UPPER GULF COAST, L.P.

BY	COPANO ENERGY SERVICES GP, L.L.C.,
GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO ENERGY SERVICES/TEXAS GULF COAST, L.P.

BY	COPANO ENERGY SERVICES (TEXAS) GP, L.L.C., GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO/WEBB-DUVAL PIPELINE, L.P.

BY	COPANO/WEBB DUVAL PIPELINE GP, L.L.C., GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

CPNO SERVICES, L.P.

COPANO RISK MANAGEMENT, L.P.

By	CPNO SERVICES GP, L.L.C., GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

CIMMARRON GATHERING, LP

By	COPANO/RED RIVER GATHERING GP, L.L.C., GENERAL PARTNER

By	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted as of the date hereof

WELLS FARGO SECURITIES, LLC

By	/s/Matthew Rheault
Name: Matthew Rheault
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Michael Cannon
Name: Michael Cannon
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Christopher Abbate
Name: Christopher Abbate
Title: Managing Director

J.P.MORGAN SECURITIES LLC

By	/s/ Brian Tramontozzi
Name: Brian Tramontozzi
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By	/s/ Brett Pancamo
Name: Brett Pancamo
Title: Managing Director

For themselves and on behalf of the several Underwriters

on Schedule 1 hereto

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Schedule 1

Underwriter	Principal Amount
Wells Fargo Securities, LLC	$30,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
Citigroup Global Markets Inc.	30,000,000
J.P. Morgan Securities LLC	30,000,000
RBC Capital Markets, LLC	30,000,000
Total	$150,000,000

Schedule 1 - 1

SCHEDULE 2

Guarantors

Name	Jurisdiction of Formation
ACP Texas, L.L.C.	Delaware
Alamo Creek Properties, L.L.C.	Delaware
Cantera Gas Company, LLC	Delaware
CHC LP Holdings, L.L.C.	Delaware
Cimmarron Gathering, LP	Texas
CMW Energy Services, L.L.C.	Delaware
Copano Eagle Ford LLC	Delaware
Copano Energy/Mid-Continent, L.L.C.	Delaware
Copano Energy/Rocky Mountains, L.L.C.	Delaware
Copano Energy Services GP, L.L.C.	Delaware
Copano Energy Services (Texas) GP, L.L.C.	Delaware
Copano Energy Services/Texas Gulf Coast, L.P.	Texas
Copano Energy Services/Upper Gulf Coast, L.P.	Texas
Copano Field Facilities/Rocky Mountains, LLC	Delaware
Copano Field Services/Agua Dulce, L.P.	Texas
Copano Field Services/Central Gulf Coast GP, L.L.C.	Delaware
Copano Field Services/Central Gulf Coast, L.P.	Texas
Copano Field Services/Copano Bay, L.P.	Texas
Copano Field Services GP, L.L.C.	Delaware
Copano Field Services/Karnes, L.P.	Texas
Copano Field Services/Live Oak, L.P.	Texas
Copano Field Services/North Texas, L.L.C.	Delaware
Copano Field Services/Rocky Mountains, LLC	Delaware
Copano Field Services/South Texas, L.P.	Texas
Copano Field Services/Upper Gulf Coast, L.P.	Texas
Copano Houston Central, L.L.C.	Delaware
Copano Liberty, LLC	Delaware
Copano General Partners, Inc.	Delaware
Copano Natural Gas/Rocky Mountains, LLC	Delaware
Copano NGL Services GP, L.L.C.	Delaware
Copano NGL Services, L.P.	Texas
Copano NGL Services (Markham), L.L.C.	Delaware
Copano Pipelines Group, L.L.C.	Delaware
Copano Pipelines GP, L.L.C.	Delaware
Copano Pipelines/Hebbronville, L.P.	Texas
Copano Pipelines/North Texas, L.L.C.	Delaware
Copano Pipelines/Rocky Mountains, LLC	Delaware
Copano Pipelines/South Texas, L.P.	Texas
Copano Pipelines (Texas) GP, L.L.C.	Delaware
Copano Pipelines/Texas Gulf Coast, L.P.	Texas

Schedule 2 - 1

Copano Pipelines/Upper Gulf Coast, L.P.	Texas
Copano Double Eagle LLC	Delaware
Copano Processing/Louisiana, LLC	Oklahoma
Copano Processing GP, L.L.C.	Delaware
Copano Processing, L.P.	Texas
Copano/Red River Gathering GP, L.L.C.	Delaware
Copano/Red River Gathering LP Holdings, L.L.C.	Delaware
Copano Risk Management, L.P.	Texas
Copano/Webb-Duval Pipeline GP, L.L.C.	Delaware
Copano/Webb-Duval Pipeline, L.P.	Delaware
CPG LP Holdings, L.L.C.	Delaware
CPNO Services GP, L.L.C.	Delaware
CPNO Services, L.P.	Texas
CPNO Services LP Holdings, L.L.C.	Delaware
CWDPL LP Holdings, L.L.C.	Delaware
Estes Cove Facilities, L.L.C.	Texas
Greenwood Gathering, L.L.C.	Delaware
Nueces Gathering, L.L.C.	Texas
River View Pipelines, L.L.C.	Delaware
ScissorTail Energy, LLC	Delaware
Harrah Midstream LLC	Delaware

Schedule 2 - 2

ANNEX A

Opinion of Vinson & Elkins L.L.P.

(a) Formation and Qualification of Copano Group. Each of (i) Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), (ii) Copano Energy Finance Corporation, a Delaware corporation (“FinCo”), (iii) Copano Pipelines Group, L.L.C., a Delaware limited liability company (“CPG”), (iv) Copano/Webb-Duval Pipeline GP, L.L.C., a Delaware limited liability company (“CWDPL”), (v) CWDPL LP Holdings, L.L.C., a Delaware limited liability company (“CWDPL Holdings”), (vi) Copano Houston Central, L.L.C., a Delaware limited liability company (“CHC”), (vii) Copano Energy/Mid-Continent, L.L.C., a Delaware limited liability company (“Mid-Continent”), and (vii) Copano Energy/Rocky Mountains, L.L.C., a Delaware limited liability company (“Rocky Mountains”) (the Company, FinCo, CPG, CHC, CWDPL, CWDPL Holdings, Mid-Continent, and Rocky Mountains, the “Copano Group”), has been duly formed and is validly existing as a limited liability company or corporation in good standing under the laws of its jurisdiction of formation with all limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each member of the Copano Group is duly registered or qualified to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, in each jurisdiction set forth under its name on Appendix 1 to this opinion letter.

(b) Ownership of the Copano Group. The Company owns (i) 100% of the capital stock of FinCo and (ii) 100% of the limited liability company interests of each of CPG, CHC, CWDPL, CWDPL Holdings, Mid-Continent and Rocky Mountains. All such limited liability company interests (including the common units representing limited liability company interests in the Company) or capital stock, as the case may be, have been duly authorized and validly issued in accordance with any applicable limited liability company agreement (the “Copano Group Operating Agreements”) and any applicable certificate of incorporation or organization, other charter documents or bylaws, as the case may be (collectively with the Copano Group Operating Agreements, the “Copano Group Operating Documents”) and are fully paid (to the extent required under the applicable Copano Group Operating Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and all such interests are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law (the “DGCL”) or the Delaware LLC Act.

(c) Authority. Each of the Copano Parties has full right, power and authority to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and thereunder and under the Indenture (including each Guarantee set forth therein); and all action

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required to be taken by such Copano Party for the due and proper authorization, execution and delivery of this Agreement, the Notes and the Indenture (including each Guarantee set forth therein) and the consummation of the transactions contemplated thereby has been duly and validly taken.

(d) Indenture. Each of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture has been duly authorized and validly executed and delivered by each of the Copano Parties party thereto, and (assuming the due authorization and valid execution and delivery thereof by the Trustee) the Indenture is a valid and legally binding agreement of each of the Copano Parties party thereto, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; and the Indenture has been duly qualified under the Trust Indenture Act.

(e) Notes; Guarantees. (i) The Notes have been duly authorized, executed and delivered by each of the Issuers in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee in the manner provided for in the Indenture, upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms, except as enforcement thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; and (ii) the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed by the Issuers and authenticated by the Trustee in the manner provided for in the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against them in accordance with their respective terms, except as enforcement thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(f) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Copano Parties.

(g) Enforceability of Copano Group Operating Agreements. Each of the Copano Group Operating Agreements has been duly authorized, executed and delivered by the respective

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member of the Copano Group that is a party thereto, as applicable, and is a valid and legally binding agreement of the respective member of the Copano Group that is a party thereto, enforceable against the respective member of the Copano Group that is a party thereto in accordance with their respective terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time-to-time in effect relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties, indemnification and contribution and an implied covenant of good faith and fair dealing.

(h) Effectiveness of Registration Statement. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the rules and regulations of the Commission) that has been filed with the Commission not earlier than three years prior to the date of such opinion, has become effective under the Securities Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto are pending or threatened under the Securities Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Securities Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B under the Securities Act.

(i) Form of Documents. The Registration Statement, the Time of Sale Information and the Prospectus (except as to the financial statements and the notes and schedules thereto, and other financial data and statistical data derived from financial data, contained in the Registration Statement, the Time of Sale Information and the Prospectus, as to which such counsel expresses no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act (including, in the case of the Prospectus, Section 10(a) of the Securities Act). Each document incorporated by reference in the Time of Sale Information or the Prospectus at the time such document was filed with the Commission or at the time such document became effective, as applicable, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and the notes and schedules, and other financial data and statistical data derived from financial data, contained in such document, as to which such counsel expresses no opinion).

(j) No Conflicts. None of the offering, issuance and sale of the Securities, the execution, delivery and performance of the Securities and this Agreement and the performance of the Indenture or the consummation of the transactions contemplated hereby or thereby will conflict with, result in a breach or violation of, or a default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of the Copano Group pursuant to, (i) the Copano Group Operating Documents, (ii) any other agreement, lease or other instrument filed as an exhibit to the Registration Statement or to any document incorporated by reference in the Time of Sale Information or the Prospectus or (iii) the Delaware LLC Act, the DGCL, the laws of the State of Texas, the laws of the State of New York or federal law, which breaches, violations, defaults or liens, in the case of clause (ii) or (iii), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws or other anti-fraud laws.

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(k) No Consents. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any member of the Copano Group or any of their respective properties is required in connection with the offering, issuance and sale of the Securities in the manner contemplated in this Agreement or in the Prospectus, the execution, delivery and performance of this Agreement and the performance of the Indenture by the Copano Parties and the consummation by the Copano Parties of the transactions contemplated hereby and thereby, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained or made, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iv) as disclosed in the Registration Statement (excluding exhibits thereto), the Time of Sale Information and the Prospectus.

(l) Descriptions and Summaries. The statements and descriptions included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as applicable, under the captions “Summary—The offering” (excluding “Use of proceeds”), “Description of notes,” “Certain United States federal income tax considerations,” “Business—Regulation” and “Business—Environmental, Health and Safety Matters.” insofar as such statements or descriptions constitute descriptions of contracts or refer to statements of law or legal conclusions, are accurate in all material respects.

(m) Investment Company. None of the Copano Parties is or, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Prospectus will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Time of Sale Information and the Prospectus and have participated in conferences with officers and other representatives of the Copano Parties, representatives of the registered independent public accounting firm of the Company and representatives of and counsel to the Underwriters at which the contents of the Registration Statement, Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (except to the extent specified in paragraph (l) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, as of its latest effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, as of the Time of Sale, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the Closing Date, included or includes an untrue statement of a material fact

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or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than (a) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (b) the other financial data and statistical data derived from financial data included therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Copano Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LLC Act, the DGCL and the laws of the States of Texas and New York, (D) with respect to the opinions expressed in paragraph (a) above as to the due qualification or registration as a foreign limited liability company or corporation, as the case may be, of the Copano Group, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Appendix 1 (each of which will be dated not more than fourteen days prior to the Closing Date, and shall be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the accuracy or descriptions of real or personal property and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Copano Parties may be subject.

[Insert Appendix 1 listing foreign qualifications of the Copano Group]

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ANNEX B

Opinion of Douglas L. Lawing

(a) Formation and Qualification of the Subsidiaries. Each of the Subsidiaries (excluding the Copano Group and Copano Processing/Louisiana, LLC and, with respect to good standing, Webb/Duval) has been duly formed and is validly existing as a general partnership, limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its jurisdiction of formation and with all general partnership, limited partnership, limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of the Subsidiaries (other than Webb/Duval) is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction set forth opposite its name on Schedule 1 to this opinion letter under the heading “Foreign Qualification.”

(b) Ownership of the Subsidiaries. The Company directly or indirectly owns of record 100% of the limited liability company interests, partnership interests or capital stock, as the case may be, of each of the Subsidiaries (excluding FinCo, CPG, CWDPL, CWDPL Holdings, CHC, Mid-Continent and Rocky Mountains) except with respect to (i) Webb/Duval, as to which the Company owns a 62.5% partnership interest, (ii) Southern Dome, as to which the Company owns a majority limited liability company interest, (iii) Bighorn, as to which the Company owns a 51% limited liability company interest, (iv) Fort Union, as to which the Company owns a 37.04% limited liability company interest, (v) Liberty Pipeline, as to which the Company owns a 50% limited liability company interest, (vi) Eagle Ford Gathering, as to which the Company owns a 50% limited liability company interest and (vii) Double Eagle, as to which the Company owns a 50% limited liability company interest ((i)-(vii) collectively, the “Joint Venture Entities)). All such limited liability company interests (other than Copano Processing/Louisiana, LLC), partnership interests or capital stock, as the case may be, have been duly authorized and validly issued in accordance with the limited liability company agreements, partnership agreements or articles of incorporation and bylaws, as the case may be, of such entity and are fully paid (to the extent required under their respective limited liability company agreements or partnership agreements) and non-assessable (except as such nonassessability may be affected by: (A) Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of a Delaware limited liability company, (B) Sections 17-607 and 17-804 of the Delaware LP Act, in the case of a Delaware limited partnership, (C) Sections 153.102, 153.103, 153.202 and 153.210 of the TBOC, in the case of a Texas limited partnership, or (D) Section 101.206 of the TBOC, in the case of a Texas limited liability company; and all such interests are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement, the Time of Sale Information or the Prospectus or, in the case of each of the Joint Venture Entities, as set forth in its partnership agreement or limited liability agreement, as the case may be), security interests, equities, charges and other claims (other than those arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Texas naming the Company is on file as of a recent date in the office of the Secretary of State of the State of Delaware or Texas or (ii) otherwise known to me, without independent investigation, other than those created by or arising under the TBOC, the DGCL, the Delaware LP Act or the Delaware LLC Act.

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(c) No Conflicts. None of the offering, issuance and sale of the Securities, the execution, delivery and performance of the Securities and this Agreement and the performance of the Indenture or the consummation of the transactions contemplated hereby or thereby will conflict with, result in a breach or violation of, or a default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, (i) the applicable Operating Documents of any of the Subsidiaries (other than the Copano Group Operating Documents), (ii) any agreement, lease or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound (other than the Copano Group Operating Documents or any agreement, lease or other instrument filed as an exhibit to the Registration Statement or to any document incorporated by reference in the Time of Sale Information or the Prospectus) or (iii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party, which breaches, violations, defaults or liens, in the case of clause (ii) or (iii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (c) with respect to federal or state securities laws or other anti-fraud laws.

(d) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel after due inquiry, except as described in the Registration Statement (excluding exhibits thereto), the Time of Sale Information and the Prospectus, (i) there are no legal or governmental proceedings pending or threatened to which any of the Copano Parties is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus by the Securities Act but are not so described as required, and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Final Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act that are not described or filed as required.

In addition, such counsel shall state that he has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and has participated in conferences with officers and other representatives of the Copano Parties, representatives of the independent registered public accounting firm for the Company and representatives of and counsel for the Underwriters at which the contents of the Registration Statement, Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that (i) the Registration Statement, as of its latest effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, as of the Time of Sale, included or includes an untrue statement of a material fact or

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omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial data and statistical data derived from financial data included therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Copano Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, the TBOC, (D) state that he expresses no opinion with respect to any permits to own or operate any real or personal property, and (E) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the members of the Company or any of the Copano Parties may be subject.

[Insert Appendix 1 listing foreign qualifications of Subsidiaries]

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ANNEX C

General Partner	Limited Partnerships

Copano/Webb-Duval Pipeline GP, L.L.C.	Copano/Webb-Duval Pipeline, L.P.

Copano Field Services/Central Gulf Coast GP, L.L.C.	Copano Field Services/Central Gulf Coast, L.P.

Copano Field Services GP, L.L.C.

Copano Field Services/Copano Bay, L.P.

Copano Field Services/South Texas, L.P.

Copano Field Services/Agua Dulce, L.P.

Copano Field Services/Upper Gulf Coast, L.P.

Copano Field Services/Live Oak, L.P.

Copano Field Services/Karnes, L.P.

Copano Pipelines GP, L.L.C.	Copano Pipelines/South Texas, L.P. Copano Pipelines/Upper Gulf Coast, L.P. Copano Pipelines/Hebbronville, L.P.

Copano Pipelines (Texas) GP, L.L.C.	Copano Pipelines/Texas Gulf Coast, L.P.

Copano Energy Services GP, L.L.C.	Copano Energy Services/Upper Gulf Coast, L.P.

Copano Energy Services (Texas) GP, L.L.C.	Copano Energy Services/Texas Gulf Coast, L.P.

Copano NGL Services GP, L.L.C.	Copano NGL Services, L.P.

Copano Processing GP, L.L.C.	Copano Processing, L.P.

Copano/Red River Gathering GP, L.L.C.	Cimmarron Gathering, LP

CPNO Services GP, L.L.C.	CPNO Services, L.P. Copano Risk Management, L.P.

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ANNEX D

Time of Sale Information

Free Writing Prospectus of the Issuers, substantially in the form of Annex E hereto, as filed with the Commission on February 2, 2012

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ANNEX E

COPANO ENERGY, L.L.C.

COPANO ENERGY FINANCE CORPORATION

Pricing Term Sheet

7.125% Senior Notes due 2021

Issuers:	Copano Energy, L.L.C. and Copano Energy Finance Corporation
Guarantees:	Unconditionally guaranteed by the existing wholly owned subsidiaries of Copano Energy, L.L.C. and certain future subsidiaries
Security Type:	Senior Unsecured Notes
Form:	SEC Registered
Size:	$150,000,000
Maturity:	April 1, 2021
Coupon:	7.125%
Public Offering Price:	102.250% of face amount plus accrued interest from October 1, 2011
Yield to Worst:	6.721%
Interest Payment Dates:	April 1 and October 1, commencing April 1, 2012
Redemption Provisions:
First call date:	April 1, 2016
Make-whole call:	Before the first call date at a discount rate of treasury plus 50 basis points
Redemption prices:	Commencing April 1, 2016: 103.563% Commencing April 1, 2017: 102.375% Commencing April 1, 2018: 101.188% Commencing April 1, 2019: 100.000%
Redemption with proceeds of equity offering:	Prior to April 1, 2014 up to 35% may be redeemed at 107.125%

Pricing Date:	February 2, 2012
Settlement Date:	T+3; February 7, 2012
CUSIP/ISIN:	217203AE8/ US217203AE82
Net Proceeds Before Expenses:	$154,111,625
Joint Book-Running Managers:	Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC

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The issuers have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC at 1-800-326-5897, Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800)-294-1322, Citigroup Global Markets Inc. at (800) 831-9146, J.P. Morgan Securities LLC at (866) 803-9204 or RBC Capital Markets, LLC at (877) 280-1299.

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